EXHIBIT 55



Mafco Holdings Inc./GSB Private SAILS


Terms and Conditions for Private SAILS



    Sellers: Mafco Holdings Inc. ("Parent") and GSB Investments Corp., an indirect wholly-owned subsidiary of Parent ("Subsidiary", and each of Parent and Subsidiary, a "Seller").

    Purchaser:                  Credit Suisse First Boston International.

    Agent:                      Credit Suisse First Boston Corporation.

    Calculation Agent:          Credit Suisse First Boston International or
                                an affiliate thereof. All determinations and calculations of the Calculation Agent shall be made in good faith and in a commercially reasonable manner.

    Issue: SAILS (Shared Appreciation Income Linked Securities) Mandatorily Exchangeable
                                Securities Contract (the "Contract"),
                                maturing on the Maturity Date, relating to the Underlying Shares. The Contract may be executed in one or more tranches (each, a "Tranche").

    Underlying Shares:          Up to 2,000,000 shares of Common Stock, par
                                value $1.00 per share (the "Common Stock"), of Golden State Bancorp Inc. (the
                                "Issuer").

    Aggregate Contract Price:   For any Tranche, an amount equal to the
                                product of (a) the Issue Price for such
                                Tranche and (b) the Base Amount for such Tranche.

    Base Amount:                For any Tranche, the number of shares of
                                Common Stock underlying the transaction
                                contemplated hereby


By entering into a transaction with Purchaser, you acknowledge that you have read and understood the following terms: Purchaser is acting solely as an arm's length contractual counterparty and not as your financial adviser or fiduciary unless it has agreed to so act in writing. Before entering into any transaction you should ensure that you fully understand its potential risks and rewards and independently determine that it is appropriate for you given your objectives, experience, financial and operational resources, and other relevant circumstances. You should consult with such advisers as you deem necessary to assist you in making these determinations. You should also understand that Purchaser or its affiliates may provide banking, credit and other financial services to any company or issuer of securities or financial instruments referred to herein, underwrite, make a market in, have positions in, or otherwise buy and sell securities or financial instruments which may be identical or economically similar to any transaction entered into with you. Any indicative terms provided to you are provided for your information only and do not constitute an offer, a solicitation of an offer, or any advice or recommendation to conclude any transaction (whether on the indicative terms or otherwise). Any indicative price quotations, disclosure materials or analyses provided to you have been prepared on assumptions and parameters that reflect good faith determinations by us or that have been expressly specified by you and do not constitute advice by us. The assumptions and parameters used are not the only ones that might reasonably have been selected and therefore no guarantee is given as to the accuracy, completeness, or reasonableness of any such quotations, disclosure or analyses. The parties hereby agree that (i) Sellers are not obligated to keep confidential or otherwise limit the use of any element of any description contained herein that is necessary to understand or support any United States federal income tax treatment and (ii) Purchaser does not assert any claim of proprietary ownership in respect of any description contained herein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Seller.



                                hedged by the number of shares of Common
                                Stock (the "Hedge Shares" with respect to such Tranche) sold by Purchaser in connection with its initial hedge of its exposure to the transactions contemplated hereby during the period from and including the Issue Date immediately preceding the Issue Date for such Tranche (or if there is no preceding Issue Date, the date hereof) to but excluding the Issue Date for such Tranche.

    Issue Price:                For any Tranche, the average price per
                                share at which Purchaser sells the Hedge
                                Shares with respect to such Tranche.

    Final Issue Date:           The date of completion of Purchaser's
                                initial hedging activities in connection with the transactions contemplated hereby
                                (which shall in no event be later than May
                                10, 2002).

    Issue Date:                 Each of the following shall be an Issue
                                Date with respect to a Tranche: (i) the
                                Final Issue Date and (ii) any business day on or prior to the Final Issue Date if (A) such day is designated as an Issue Date by Sellers upon three business days' written notice to Purchaser and (B) such day is the first business day following the 29th calendar day after the Issue Date immediately preceding such day (or if there is no preceding Issue Date, the Closing
                                Date).

    Closing Date:               For any Tranche, three business days
                                following the Issue Date for such Tranche.

    Maturity Date:              For any Tranche, two years following the
                                initial Closing Date.

    Maturity Price:             The average closing price per share of
                                Common Stock on the first 20 trading days beginning 30 Exchange Business Days (days when the national exchange on which the Common Stock is listed or quoted is scheduled to be open) prior to the Maturity
                                Date.

    Threshold Price:            For any Tranche, 150% of the Issue Price
                                for such Tranche.

    Proceeds Amount:            For any Tranche, 78.65% of the Aggregate
                                Contract Price for such Tranche. The
                                Proceeds Amount shall be paid by Purchaser to Subsidiary on the Closing Date for such Tranche.

    Settlement:                 On the Maturity Date, Sellers will deliver
                                to Purchaser an aggregate number of freely transferable shares of Common Stock (or cash with an equal value) equal to the sum of the Contract Share Amounts for each Tranche.

    Contract Share Amount:      For any Tranche, the product of (a) the
                                Base Amount for such Tranche and (b) the Exchange Rate for such Tranche.

    Exchange Rate:              The Exchange Rate for each Tranche will be
                                equal to:

                                (a) if the Maturity Price is less than or
                                    equal to the Issue Price for such
                                    Tranche, one;

                                (b) if the Maturity Price is greater than
                                    the Issue Price for such Tranche but
                                    less than or equal to the Threshold
                                    Price for such Tranche, the quotient of
                                    such Issue Price divided by the
                                    Maturity Price; and

                                (c) if the Maturity Price is greater than
                                    the Threshold Price for such Tranche,
                                    one minus a fraction, the numerator of
                                    which is equal to the excess of such
                                    Threshold Price over the Issue Price
                                    for such Tranche and the denominator of
                                    which is equal to the Maturity Price.

    Early Termination:          At any time on or after the date six months
                                following the final Closing Date, each
                                Tranche shall be subject to termination in whole or in part at the option of Sellers, upon 35 Exchange Business Days' notice, at a price equal to Purchaser's replacement cost for the terminated portion of such Tranche, as determined by the Calculation
                                Agent.

    Adjustments:                The Base Amount, the Issue Price, the
                                Threshold Price and other variables
                                relevant to the settlement of each Tranche shall be subject to adjustment if the Issuer (i) subdivides, consolidates or reclassifies the Common Stock, (ii) pays a dividend or distribution of Common Stock, rights, warrants or other assets on the Common Stock, (iii) pays a cash dividend
                                (other than an Ordinary Cash Dividend) on the Common Stock, (iv) makes a call in respect of Common Stock not fully paid, (v) repurchases Common Stock or (vi) takes any similar action, in each case, which action has a diluting or concentrative effect on the theoretical value of the Common Stock;
                                provided that in the case of clause (iii) above, any such adjustment shall be made to variables other than the Base Amount.

                                In the event of (a) a consolidation or
                                merger of the Issuer, (b) any sale,
                                transfer, lease or conveyance of the
                                property of the Issuer as an entirety or substantially as an entirety, (c) any statutory exchange of securities of the Issuer or (d) any liquidation, dissolution or winding up of the Issuer (each of the events described in clauses (a) through
                                (d), a "Reorganization Event"), then:

                                (i)   if the successor to the Issuer is a
                                      publicly-traded entity with a public
                                      float as large as or larger than the
                                      Issuer immediately prior to such
                                      event, so long as the consideration
                                      received by holders of Common Stock
                                      does not consist solely of non-stock
                                      consideration, Purchaser will be
                                      entitled to receive (A) on the
                                      Maturity Date the number of shares of
                                      common stock of such successor
                                      represented by the shares of Common
                                      Stock that otherwise would have been
                                      deliverable and (B) a cash payment on
                                      the date of the closing of such event
                                      (the "Reorganization Termination
                                      Date") equal to the sum of (I) the
                                      replacement value, as determined by
                                      the Calculation Agent and calculated
                                      as if the Exchange Rate described in
                                      clause (b) of the definition thereof
                                      were also applicable in the
                                      circumstances described in clauses
                                      (a) and (c) of the definition
                                      thereof, of the percentage of each
                                      Tranche equal to the percentage of
                                      non-stock consideration (as a
                                      percentage of the total consideration
                                      (the "Non-Stock Percentage"))
                                      received in such event plus (II) the
                                      product of (x) the Supplemental
                                      Amount, (y) the Base Amount for such
                                      Tranche and (z) the Non-Stock
                                      Percentage; or

                                (ii)  in any other case, the Maturity Date
                                      will be accelerated to the
                                      Reorganization Termination Date so
                                      that Purchaser will receive on the
                                      Reorganization Termination Date the
                                      sum of (A) its replacement value for
                                      each Tranche, as determined by the
                                      Calculation Agent and calculated as
                                      if the Exchange Rate described in
                                      clause (b) of the definition thereof
                                      were also applicable in the
                                      circumstances described in clauses
                                      (a) and (c) of the definition
                                      thereof, payable in cash or any
                                      freely transferable securities
                                      received by either Seller in such
                                      event plus (B) the product of (x) the
                                      Supplemental Amount and (y) the Base
                                      Amount for such Tranche.

    Supplemental Amount:        If the value of the consideration received
                                per share of Common Stock in a
                                Reorganization Event (the "Consideration
                                Amount") is greater than the Threshold
                                Price, the Supplemental Amount shall be
                                equal to the Consideration Amount minus the Threshold Price. If the Consideration
                                Amount is less than the Issue Price, the Supplemental Amount shall be equal to the Consideration Amount minus the Issue Price.
                                If the Consideration Amount is less than or equal to the Threshold Price and greater than or equal to the Issue Price, the Supplemental Amount shall be zero.

    Dividend Payment:           Sellers shall pay to Purchaser on the
                                business day following the payment of any cash dividend (other than an Ordinary Cash
                                Dividend) with respect to the Common Stock
                                (the "Dividend Payment Date") an amount in cash equal to the product (the "Dividend
                                Payment Amount") of (i) the per share
                                amount of such dividend and (ii) the sum of the Base Amounts for each Tranche on the ex-dividend date for such dividend.

    Ordinary Cash Dividends:    For any given quarterly fiscal period, cash
                                dividends paid in respect of the Common
                                Stock during such period, but only to the extent that the aggregate amount of cash dividends paid during such period does not exceed $0.10 per share.

    Collateral Arrangements:    Subsidiary shall deposit on the Closing
                                Date for each Tranche, and shall maintain on and after such Closing Date, in a Collateral Account with Purchaser a number of shares of Common Stock free and clear of any liens or transfer restrictions (other than restrictions on transfer imposed by the Securities Act of 1933, as amended (the
                                "Securities Act")) equal to Base Amount for such Tranche, to secure the obligations of Sellers in respect of such Tranche.
                                Immediately upon payment of the Proceeds
                                Amount, Sellers shall deliver to Purchaser any documents as Purchaser may reasonably request to evidence that such shares have been delivered free and clear of any such liens or transfer restrictions.

                                Upon the consent of Seller, Purchaser may borrow or otherwise rehypothecate Common Stock from the Collateral Account; provided that any such borrowing or rehypothecation shall be effected such that this provision will satisfy the requirements of a securities lending transaction under
                                Section 1058 of the Internal Revenue Code of 1986, as amended. The Collateral Agreement will include standard provisions for dividends and voting, including the loss of voting rights with respect to any shares actually borrowed or rehypothecated by Purchaser. Upon the early termination of any Tranche by Sellers, a corresponding number of shares will be returned to Subsidiary and will cease to be security.

                                Subsidiary shall have the right at any time during the term of the Contract to substitute for all (but not less than all) of the Common Stock pledged as collateral (the "Share Collateral") United States government securities with a value at least equal to 150% of the value of the Share Collateral, marked to market on a daily basis. Upon the substitution described in the immediately preceding sentence, the Share Collateral shall be returned to Subsidiary and shall no longer be treated as collateral.

    Reimbursement Obligation:   If Sellers fail to make available (by
                                reason of Securities Act restrictions or otherwise) at any time, a number of shares of Common Stock equal to the sum of the Base Amounts for each Tranche for the purpose of securities lending or hypothecation, Sellers shall make cash payments to Purchaser from time to time in an amount sufficient to reimburse Purchaser for any costs relating to the borrowing of such shares of Common Stock during the period such unavailability exists.

    Representations             Sellers represent and warrant to Purchaser
    and Warranties:             that:

                                (a)   Each Seller is a corporation duly
                                      organized and existing in good
                                      standing under the laws of the State
                                      of Delaware;

                                (b)   The execution and delivery of this
                                      term sheet and the performance by
                                      each Seller of such Seller's
                                      obligations hereunder do not violate
                                      or conflict with any provision of the
                                      certificate of incorporation or
                                      bylaws of such Seller, any law, order
                                      or judgment applicable to such Seller
                                      or any of such Seller's assets or any
                                      contractual restriction binding on or
                                      affecting such Seller or any of such
                                      Seller's assets (it being understood
                                      that the existence on any date after
                                      the date hereof of factual
                                      contingencies to the effectiveness on
                                      the Closing Date for any Tranche of
                                      any consent required to be obtained
                                      under any agreement in connection
                                      with the execution or delivery of
                                      this term sheet or the consummation
                                      of the transactions contemplated
                                      hereby shall not be deemed to give
                                      rise to any breach of the
                                      representation and warranty set forth
                                      in this paragraph (b) with respect to
                                      contractual restrictions binding on
                                      or affecting either Seller or any of
                                      such Seller's assets);

                                (c)   The execution and delivery of this
                                      term sheet by each Seller and the
                                      consummation by such Seller of the
                                      transactions contemplated hereby have
                                      been duly authorized by all necessary
                                      corporate action;

                                (d)   Each Seller has duly executed this
                                      term sheet. Each Seller's obligations
                                      under this term sheet constitute such
                                      Seller's legal, valid and binding
                                      obligations, enforceable in
                                      accordance with their respective
                                      terms (subject to applicable
                                      bankruptcy, reorganization,
                                      insolvency, moratorium or similar
                                      laws affecting creditors' rights
                                      generally and subject, as to
                                      enforceability, to equitable
                                      principles of general application
                                      (regardless of whether enforcement is
                                      sought in a proceeding in equity or
                                      at law));

                                (e)   Each Seller is acting for such
                                      Seller's own account, and has made
                                      such Seller's own independent
                                      decision to enter into this
                                      transaction and as to whether this
                                      transaction is appropriate or proper
                                      for such Seller based upon such
                                      Seller's own judgment and upon advice
                                      of such advisors as such Seller deems
                                      necessary. Each Seller acknowledges
                                      and agrees that such Seller is not
                                      relying, and has not relied, upon any
                                      communication (written or oral) of
                                      Purchaser or any affiliate, employee
                                      or agent of Purchaser with respect to
                                      the legal, accounting, tax or other
                                      implications of this transaction and
                                      that such Seller has conducted such
                                      Seller's own analyses of the legal,
                                      accounting, tax and other
                                      implications hereof; it being
                                      understood that information and
                                      explanations related to the terms and
                                      conditions of this transaction shall
                                      not be considered investment advice
                                      or a recommendation to enter into
                                      this transaction. Each Seller is
                                      entering into this transaction with a
                                      full understanding of all of the
                                      terms and risks hereof (economic and
                                      otherwise) and is capable of
                                      evaluating and understanding (on such
                                      Seller's own behalf or through
                                      independent professional advice), and
                                      understands and accepts, the terms,
                                      conditions and risks. Each Seller is
                                      also capable of assuming (financially
                                      and otherwise), and assumes, those
                                      risks. Each Seller acknowledges that
                                      neither Purchaser nor any affiliate,
                                      employee or agent of Purchaser is
                                      acting as a fiduciary for or an
                                      adviser to such Seller in respect of
                                      this transaction;

                                (f)   The terms hereof have been
                                      negotiated, and the transactions
                                      contemplated hereby shall be
                                      executed, on an arm's length basis;

                                (g)   Neither Seller is and, after giving
                                      effect to the transactions
                                      contemplated hereby, neither Seller
                                      will be an "investment company", as
                                      such term is defined in the
                                      Investment Company Act of 1940, as
                                      amended (the "1940 Act"), that is
                                      required to be registered under the
                                      1940 Act;

                                (h)   Neither Seller nor any person who
                                      would be considered to be the same
                                      "person" (as such term is used in
                                      Rule 144(a)(2) under the Securities
                                      Act) as it has sold any shares of
                                      Common Stock or hedged any long
                                      position in the Common Stock at any
                                      time during the preceding three
                                      months, except for the private SAILS
                                      transactions executed with purchaser
                                      on September 28, 2001 and October 19,
                                      2001;

                                (i)   Subsidiary's holding period
                                      (calculated in accordance with Rule
                                      144(d) under the Securities Act) with
                                      respect to the shares of Common Stock
                                      pledged to Buyer pursuant to the
                                      terms set forth under "Collateral
                                      Arrangements" above commenced at
                                      least one year prior to the date
                                      hereof;

                                (j)   Neither Seller is in possession of
                                      any material non-public information
                                      regarding the Issuer; and

                                (k)   Each Seller has total assets
                                      exceeding $10,000,000.

                                Purchaser represents and warrants to
                                Sellers that:

                                (a)   Purchaser is a company duly organized
                                      and existing in good standing under
                                      the laws of the jurisdiction of
                                      incorporation;

                                (b)   The execution and delivery of this
                                      term sheet and the performance by
                                      Purchaser of Purchaser's obligations
                                      hereunder do not violate or conflict
                                      with any provision of the
                                      constitutive documents of Purchaser,
                                      any law, order or judgment applicable
                                      to Purchaser or any of Purchaser's
                                      assets or any contractual restriction
                                      binding on or affecting Purchaser or
                                      any of Purchaser's assets;

                                (c)   The execution and delivery of this
                                      term sheet by Purchaser and the
                                      consummation by Purchaser of the
                                      transactions contemplated hereby have
                                      been duly authorized by all necessary
                                      corporate action;

                                (d)   Purchaser has duly executed this term
                                      sheet. Purchaser's obligations under
                                      this term sheet constitute
                                      Purchaser's legal, valid and binding
                                      obligations, enforceable in
                                      accordance with their respective
                                      terms (subject to applicable
                                      bankruptcy, reorganization,
                                      insolvency, moratorium or similar
                                      laws affecting creditors' rights
                                      generally and subject, as to
                                      enforceability, to equitable
                                      principles of general application
                                      (regardless of whether enforcement is
                                      sought in a proceeding in equity or
                                      at law));

                                (e)   Purchaser has total assets exceeding
                                      $10,000,000.

                                If, at any time during the period beginning on the date hereof and ending on the final Closing Date, any of the representations and warranties of Sellers or Purchaser set forth above are not true, correct and complete as if made as of such time, the maker of such representation or warranty shall notify the other parties hereto as promptly as practicable.

    Covenant  of Subsidiary:    Subsidiary agrees that on the date hereof,
                                Subsidiary shall file or cause to be filed, in the manner contemplated by Rule 144(h) under the Securities Act, a notice on Form
                                144 relating to the transactions
                                contemplated hereby in form and substance acceptable to Purchaser.

    Events of Default:          The final documentation for each Tranche
                                will contain customary Events of Default, including the following:

                                (a)   failure to perform any covenant
                                      thereunder for 60 days after notice
                                      of breach;

                                (b)   in the judgment of the Calculation
                                      Agent, Purchaser is unable to hedge
                                      Purchaser's exposure to the
                                      transactions contemplated hereby
                                      because of the lack of sufficient
                                      shares of Common Stock (not to exceed
                                      the sum of the Base Amounts for each
                                      Tranche) being made available for
                                      share borrowing by lenders, including
                                      without limitation lenders identified
                                      by Sellers with whom Purchaser shall
                                      consult;

                                (c)   certain events of cross-default,
                                      bankruptcy, insolvency or
                                      reorganization with respect to either
                                      Seller; and

                                (d)   failure to deliver (i) the freely
                                      transferable shares of Common Stock
                                      (or cash with equal value) required
                                      on any Maturity Date, (ii) the cash
                                      amounts (or, if applicable, freely
                                      transferable securities) required on
                                      any Reorganization Termination Date
                                      or any date on which any Tranche is
                                      terminated in whole or in part
                                      pursuant to the terms set forth under
                                      "Early Termination" above or (iii)
                                      any Dividend Payment Amount on any
                                      Dividend Payment Date.

                                Upon the occurrence of an Event of Default, Purchaser may terminate any Tranche at a price (payable in Common Stock or, if Purchaser has substituted United States government securities as collateral pursuant to the terms set forth under "Collateral Arrangements" above, in cash) equal to Purchaser's replacement cost for such Tranche, as determined by the Calculation Agent.

    Capital Structure:          The Contract will be a secured forward
                                contract of each Seller.

    Conditions Precedent:       If, at any time prior to the Final Issue
                                Date, any of the following conditions are not satisfied:

                                (a)   the representations and warranties of
                                      each Seller shall be true and correct
                                      as if made at such time and each
                                      Seller shall have performed all of
                                      its obligations required to be
                                      performed by it hereunder;

                                (b)   any consent required to be obtained
                                      under any agreement in connection
                                      with the execution or delivery of
                                      this term sheet or the consummation
                                      of the transactions contemplated
                                      hereby shall have been obtained and
                                      shall be in full force and effect and
                                      the conditions of any such consent
                                      shall have been satisfied;

                                (c)   Sellers shall have delivered to
                                      Purchaser evidence acceptable to
                                      Purchaser that the condition set
                                      forth in paragraph (b) above is
                                      satisfied;

                                any Tranche that has not been consummated prior to such date shall be terminated and unwound and Sellers shall deliver to Purchaser an amount in cash (the "Net Payment Amount" with respect to each such Tranche) equal to the aggregate amount of costs and expenses (including market losses) relating to the unwinding of Purchaser's hedging activities in respect of such Tranche (provided that if such Net Payment Amount is negative, Purchaser shall deliver to Subsidiary an amount in cash equal to the absolute value of such Net Payment Amount).

    Conditions Precedent        The payment of the Proceeds Amount for each
    to Payment of the           Tranche on the Closing Date for such Tranche
    Proceeds Amount:            is subject to (a) Purchaser's legal,
                                regulatory, credit and risk approval of the transaction, (b) the delivery by Sellers to Purchaser of a customary corporate opinion of nationally recognized counsel acceptable to Purchaser in form and substance acceptable to Purchaser, (c) the truth and correctness of the representations and warranties of each Seller and the performance by each Seller of its obligations hereunder (including without limitation the performance of the obligations set forth under "Collateral
                                Arrangements" above) and under the final documentation described under "Breakage
                                Costs" below, (d) the receipt by Purchaser of evidence reasonably acceptable to
                                Purchaser that immediately upon payment of the Proceeds Amount for such Tranche, a number of shares of Common Stock equal to the Base Amount for such Tranche shall be delivered to Purchaser free and clear of any liens or transfer restrictions (other than restrictions on transfer imposed by the Securities Act) pursuant to the term set forth in "Collateral Arrangements" above and (e) the satisfaction of each condition set forth in "Conditions
                                Precedent" above.

    Breakage Costs:             The parties expect to execute final
                                documentation relating to each Tranche
                                after Purchaser has completed its hedging activities in connection with such Tranche.
                                If (i) Sellers fail to fulfill their
                                obligations hereunder with respect to any Tranche or any of the conditions set forth in "Conditions Precedent to Payment of the Proceeds Amount" above or in the final documentation relating to such Tranche are not satisfied or (ii) final documentation reasonably satisfactory to Purchaser relating to such Tranche has not been executed by 5:00 p.m., New York City time on the date six weeks following the Issue
                                Date for such Tranche, such Tranche shall be terminated and unwound and Sellers shall deliver to Purchaser the Net Payment Amount with respect to such Tranche (provided that if such Net Payment Amount is negative, Purchaser shall deliver to Subsidiary an amount in cash equal to the absolute value of such Net Payment Amount).
                                Notwithstanding any provision hereof to the contrary, if on the Closing Date for any Tranche, Sellers are unable to satisfy the conditions to any consent required to be obtained in order for Sellers to perform their obligations hereunder, Sellers may elect to satisfy their obligations hereunder by terminating and unwinding such Tranche and any subsequent Tranche that has not been consummated and delivering to Purchaser the Net Payment Amount with respect to such Tranche in lieu of the other payments or deliveries provided herein (provided that if such Net Payment
                                Amount is negative, Purchaser shall deliver to Subsidiary an amount in cash equal to the absolute value of such Net Payment
                                Amount).

    Assignment:                 The rights and duties hereunder and under
                                the Contract and Collateral Agreement may not be assigned or transferred by any party hereto or thereto without the prior written consent of the other parties hereto or thereto; provided that Purchaser may assign or transfer any of its rights or duties hereunder or thereunder with the prior written consent of each Seller (which consent shall not be unreasonably withheld).

    Joint and Several           The obligations of Sellers hereunder shall be
    Obligations:                joint and several.

    Governing Law:              This term sheet shall be governed by and
                                construed in accordance with the laws of the State of New York without reference to choice of law doctrine.



Understood and Agreed to, this 6th day of March, 2002:


MAFCO HOLDINGS INC.


By: /s/ Todd J. Slotkin
    ---------------------------------
    Name:  Todd J. Slotkin
    Title: Executive Vice President and
           Chief Financial Officer


GSB INVESTMENTS CORP.


By: /s/ Todd J. Slotkin
    ---------------------------------
    Name:  Todd J. Slotkin
    Title: Executive Vice President and
           Chief Financial Officer


CREDIT SUISSE FIRST BOSTON INTERNATIONAL


By: /s/ John Briggs
   --------------------------------------
    Name:  John Briggs
    Title: Director - Legal Compliance Department


By: /s/ David Bonham
    -------------------------------------
    Name:  David Bonham
    Title: Director - Legal Compliance Department


CREDIT SUISSE FIRST BOSTON
   CORPORATION, as Agent


By: /s/ Timothy Bock
    ------------------------------------
    Name:  Timothy Bock
    Title  Managing Director